EXHIBIT F

TO STATEMENT ON SCHEDULE 13D

Lock-Up Agreement

May 15, 2013

WILLIAM LYON HOMES

4695 MacArthur Court, 8th Floor,

Newport Beach, California 92660

CREDIT SUISSE SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue

New York, N.Y. 10010-3629

Dear Sirs:

As an inducement to the underwriters (the “Underwriters”) to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made that is intended to result in the establishment of a public market for the Class A Common Stock, par value $0.01 per share (the “Securities”) of William Lyon Homes, a Delaware corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, including any option, right or warrant to purchase any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this letter agreement (this “Lock-Up Agreement”) and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. This Lock-Up Agreement shall not apply to any transfer(s) of Securities by or on behalf of the undersigned (a) to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the family member(s) of the undersigned, (b) to any beneficiary of the undersigned pursuant to a will, other testementary document or applicable laws of descent, (c) as a bona fide gift, (d) if the undersigned is an entity, as a distribution by a partnership to its partners or former partners, by a limited liability company to its members or retired members, by a corporation to its stockholders or former stockholders or by a trust to its beneficiaries or (e) to any affiliate, as defined in Rule 405 under the Securities Act of 1933, of the undersigned, provided, in each case, that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). Further, this Lock-Up Agreement shall not apply to transfers of Securities to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Securities issued upon the exercise of an option or warrant (or upon the exchange of another security or securities), or issued under an employee equity or benefit plan, so long as to the extent such transaction requires a filing under Section 16 of the Exchange Act, such transfers are reported with the Securities and Exchange Commission on the applicable form under the transaction code “F.”

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, and the Company may announce the establishment of such a plan, provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

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This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void, and the undersigned shall be released from all obligations under this Lock-Up Agreement, if the Public Offering Date shall not have occurred on or before June 20, 2013 or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for, and delivery of, the Securities. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

WILLIAM HARWELL LYON, an individual

By:	/s/ William H. Lyon
Signature

LYON SHAREHOLDER 2012, LLC, a Delaware limited liability company

By:	/s/ William H. Lyon
Signature
Name printed: William Harwell Lyon
Title: Manager

THE WILLIAM HARWELL LYON SEPARATE PROPERTY TRUST

By:	/s/ William H. Lyon
Signature
Name printed: William Harwell Lyon
Title: Trustee of The William Harwell Lyon Separate Property Trust